SCHEDULE “B”

Form of Notice of Election

Theron Resource Group
1596 Gulf Road, Number 34,
Point Roberts, WA 98281

Attn: Jerry R. Satchwell, President

Dear Mr. Satchwell:

I have received and read the offering circular of Theron Resource Group (“Theron”) relating to its rescission offer, dated ____________ __, 2009, pursuant to which Theron has offered to repurchase certain shares of its common stock that may have been issued in violation of federal or state securities laws, or both. I acknowledge that I have had an opportunity to carefully review the information from Theron that I consider important in making my election. I advise Theron as follows by placing an “X” in the proper spaces provided below (and filling in the appropriate table(s), if applicable):

Shares of Common Stock

[ ]	1.	I hereby elect to reject the rescission offer and desire to retain the shares.

[ ]	2.

I hereby elect to accept the rescission offer and rescind the sale of (fill in number) shares and to receive a full refund for all sums paid therefore together with interest at the rate of five percent (5%) per year. My Stock Power Document(s) is/are also enclosed with this Form of Notice of Election.

Date of Purchase
(The date you were		Certificate Number
issued stock. If you do		(If you do not know, please
not know, please leave	Number of Shares	leave
blank.)	Purchased	blank.)

IF PERSONS DESIRING TO ACCEPT THIS RESCISSION OFFER INTEND TO MAKE USE OF THE MAILS TO RETURN THEIR STOCK POWERDOCUMENTS(S), INSURED REGISTERED MAIL, RETURN RECEIPT REQUESTED, IS RECOMMENDED AND SHOULD ALSO PROVIDE THEIR DOCUMENTATION, INCLUDING THIS FORM OF NOTICE OF ELECTION, BY FACSIMILE TO JERRY R. SATCHWELL AT THE FOLLOWING FACSIMILE NUMBER: (877) 755-9766.

Dated: ________ ____, 2009

Print Name of Stockholder:

_________________________________

TO THE EXTENT I HAVE ACCEPTED THE OFFER, I AGREE I WILL NOT HAVE ANY FURTHER RIGHT, TITLE OR INTEREST IN THOSE SHARES OF COMMON STOCK AND ANY SUBSEQUENT APPRECIATION IN THE VALUE OF THE SHARES OF COMMON STOCK.

Dated: ________ ____, 2009

Print Name of Stockholder:	Name of Stockholder:

Authorized Signature:	Authorized Signature (if shares held in more than one name):

Title of Authorized Signatory (if applicable):	Title of Authorized Signatory (if applicable):

Address of Stockholder:	Phone number of Stockholder:

Fax number of Stockholder:	Email of Stockholder:

SCHEDULE “C”

THERON RESOURCE GROUP
STOCK POWER DOCUMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto THERON RESOURCE GROUP, a Wyoming corporation, _______________shares of common stock of Theron Resource Group, and does hereby irrevocably constitute and appoint Ian Satchwell the undersigned’s Attorney to transfer said shares on the books of said corporation with full power of substitution in the premises.

Dated: _____________ , 2009	SELLING STOCKHOLDER

Print Name(s) of Selling Stockholder(s)

Authorized Signature

Title of Authorized Signatory (if applicable) [1]

Authorized Signature (if shares held in more than one name)

Title of Authorized Signatory (if applicable)

Address of Selling Stockholder (Line 1)

Address of Selling Stockholder (Line 2)

Phone

Email

Fax

[1]	Trustees, officers and other fiduciaries or agents should indicate their title or capacity and print their names under their signatures.